                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GA Financial, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              GA FINANCIAL, INC.
                            4750 CLAIRTON BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15236
                                 (412) 882-9946

                                                                  March 28, 1997



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of GA Financial, Inc. (the "Company"), the holding company for Great American Federal Savings and Loan Association, Pittsburgh, Pennsylvania (the "Association"), which will be held on April 30, 1997, at 10:00 a.m., at The Bradley House, 5239 Brownsville Road, Pittsburgh, Pennsylvania 15236.

     The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Coopers & Lybrand L.L.P., the Company's independent auditors, will be present at the Meeting to respond to any questions that our stockholders may have.

     The Board of Directors of the Company has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" the nominees listed under Proposal 1 and "FOR" each of the other matters to be considered.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I wish to thank you for your continued support. We appreciate your interest.

                                 Sincerely yours,

                                 /s/ John M. Kish

                                 John M. Kish
                                 Chairman of the Board of Directors

                               GA FINANCIAL, INC.
                            4750 CLAIRTON BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15236
                                 (412) 882-9946

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1997

                        --------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GA Financial, Inc. will be held on Wednesday, April 30, 1997, at 10:00 a.m., at The Bradley House, 5239 Brownsville Road, Pittsburgh, Pennsylvania 15236.

     The annual meeting is for the purpose of considering and voting upon the following matters:

     1.   The election of two directors for terms of three years each;

     2. The ratification of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     3. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has established March 17, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the annual meeting will be available at GA Financial, Inc., 4750 Clairton Boulevard, Pittsburgh, Pennsylvania, for a period of ten days prior to the annual meeting and will also be available for inspection at the annual meeting itself.

                              By Order of the Board of Directors

                              /s/ Lawrence A. Michael

                              Lawrence A. Michael
                              Corporate Secretary


Pittsburgh, Pennsylvania
March 28, 1997

                               GA FINANCIAL, INC.

                        --------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                        --------------------------------

                                 APRIL 30, 1997

SOLICITATION AND VOTING OF PROXIES

     This proxy statement is being furnished to stockholders of GA Financial, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on April 30, 1997, at 10:00 a.m., at The Bradley House, 5239 Brownsville Road, Pittsburgh, Pennsylvania, 15236, and at any adjournments thereof. The 1996 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to stockholders on or about March 28, 1997.

     Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN.
WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY THE FILING OF A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE MEETING.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $3,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and its subsidiary Great American Federal Savings and Loan Association, (the "Association"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Meeting consist of shares of common stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 17, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 8,445,000 shares.

     As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of Coopers & Lybrand L.L.P. and all other matters that may properly come before the Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or
(iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, all other matters shall be determined by a majority of the votes cast, without regard to either
(a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.


                             NAME AND ADDRESS OF                 NUMBER      PERCENT
TITLE OF CLASS                 BENEFICIAL OWNER                OF SHARES    OF CLASS
------------------------------------------------------------------------------------
Common Stock      Great American Federal Savings and Loan      712,000(1)     8.42%
                  Association Employee Stock Ownership Plan
                  and Trust ("ESOP")
                  4750 Clairton Boulevard
                  Pittsburgh, Pennsylvania  15236
Common Stock      Wellington Management Co.                    789,000(2)     9.34%
                  75 State Street
                  Boston, Massachusetts 02109
Common Stock      John Hancock Advisers, Inc.                  510,000(3)     6.04%
                  101 Huntington Avenue
                  Boston, Massachusetts  02199
Common Stock      Franklin Resources                           477,000(4)     5.65%
                  777 Mariners Island Boulevard
                  San Mateo, California 94402

--------------------------
(1) First Bankers' Trust, N.A. has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At December 31, 1996, 50,857 shares had been allocated under the ESOP and 661,143 shares remain unallocated. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based on information disclosed in a Schedule 13G filed with the SEC on February 10, 1997.
(3) Based on information disclosed in a Schedule 13G filed with the SEC on January 31, 1997.
(4) Based on information disclosed in a Schedule 13G filed with the SEC on February 13, 1997.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     Pursuant to its Bylaws, the number of directors of the Company is set at seven (7) unless otherwise designated by the Board of Directors. Each of the seven members of the Board of Directors of the Company also presently serves as a director of the Association. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes expiring each year. Directors serve until their successors are elected and qualified.

     The two nominees proposed for election at the Meeting are Messrs. Kish and Hess. Both nominees are presently directors of the Company and the Association. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     In the event that any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and the Named Executive Officers, as defined below, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Association, and the year in which their terms (or in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.


         NAME AND PRINCIPAL                             EXPIRATION    SHARES OF COMMON      OWNERSHIP
       OCCUPATION AT PRESENT                DIRECTOR    OF TERM AS   STOCK BENEFICIALLY   AS A PERCENT
   AND FOR THE PAST FIVE YEARS        AGE   SINCE(1)     DIRECTOR         OWNED(2)          OF CLASS
------------------------------------  ---  -----------  ----------  --------------------  -------------
NOMINEES:
John M. Kish........................   51      1983        2000          50,000(3)(4)
  Mr. Kish is Chairman of the                                                                   *
  Board of Directors and Chief
  Executive Officer of the
  Company and has served as
  Chairman of the Board of the
  Association since 1990.  Mr.
  Kish is a partner in the law
  firm of Kish, Kish & Yarsky.

Darrell J. Hess.....................   64      1991        2000          30,000(5)(6)           *
  Mr. Hess is the owner of Dee
  Jay's Hallmark Card and Gift
  Shop and D.J. Hess Advertising,
  a promotional product company.

CONTINUING DIRECTORS:

John G. Micenko.....................   58      1976        1998          76,810(3)(4)           *
  Mr. Micenko is the President of
  the Company and has served as
  the President and Chief
  Executive Officer of the
  Association since 1990.

William G. Boyer....................   72      1988        1998          15,000(5)(6)           *
  Mr. Boyer was Vice President
  of Compliance for the
  Association from 1976 until his
  retirement in 1988.

Thomas M. Stanton...................   54      1992        1998          15,000(5)(6)           *
  Mr. Stanton is an Investment
  Specialist for Mass Mutual, an
  insurance and financial services
  company.

Thomas E. Bugel.....................   52      1988        1999          30,000(5)(6)           *
  Mr. Bugel is an owner and Vice
  President of East Liberty
  Electro-Plating Company.


         NAME AND PRINCIPAL                             EXPIRATION    SHARES OF COMMON      OWNERSHIP
       OCCUPATION AT PRESENT                DIRECTOR    OF TERM AS   STOCK BENEFICIALLY   AS A PERCENT
   AND FOR THE PAST FIVE YEARS        AGE   SINCE(1)     DIRECTOR         OWNED(2)          OF CLASS
------------------------------------  ---  -----------  ----------  --------------------  -------------
David R. Wasik......................   55      1990        1999          30,000(5)(6)           *
  Mr. Wasik is a partner and
  supervisor of Savolskis-Wasik-
  Glenn Funeral Home.

NAMED EXECUTIVE OFFICERS:
(WHO ARE NOT ALSO DIRECTORS)

Andrew R. Getsy.....................   58       --          --           37,195(3)(4)           *
  Mr. Getsy has been Vice
  President and Treasurer of the
  Association since September
  1983.

Darrell J. Hess.....................   64      1991        2000          30,000(5)(6)           *
Stock ownership of all directors
and executive officers of the
Company as a group (15 persons).                 --          --         425,049(7)            5.03%

-------------------------
  * Does not exceed 1.0% of the Company's voting securities.
(1) Includes years of service as a director of the Association.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.
(3) Includes 30,000, 55,000 and 25,000 shares awarded to Messrs. Kish, Micenko and Getsy under the GA Financial, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Awards to officers under the Incentive Plan vest in five equal annual installments commencing October 16, 1997. Each participant presently has voting power as to the shares awarded.
(4) Does not include 75,000, 95,000 and 25,000 shares subject to options granted to Messrs. Kish, Micenko and Getsy, under the Incentive Plan. Options will be exercisable on a cumulative basis in five equal annual installments commencing October 16, 1997.
(5) Includes 10,000 shares awarded to each outside director pursuant to the Incentive Plan, which vest in five equal annual installments commencing on October 16, 1997, the voting of which currently can be directed by the recipient.
(6) Does not include 20,000 shares subject to options granted to each outside director under the Incentive Plan. Options will be exercisable on a cumulative basis in five equal annual installments commencing October 16, 1997.
(7) Includes a total of 260,000 shares awarded under the Incentive Plan as to which voting may be directed. Excludes a total of 515,000 shares subject to options granted under the Incentive Plan.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors meets at least on a quarterly basis and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company held 8 regular meetings. All of the directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such directors served during 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee of the Company and Association consists of Messrs. Boyer, Bugel and Wasik. The purpose of the Audit and Compliance Committee is to review the Company's audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. This Committee is also responsible for making recommendations to the full Board of Directors regarding the selection of the independent auditor. The committee met 5 times in 1996.

     PERSONNEL, COMPENSATION AND BENEFITS COMMITTEE. The Personnel, Compensation and Benefits Committee consists of Messrs. Wasik, Hess and Stanton. This Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and fringe benefits. The committee met 2 times in 1996.

     NOMINATING COMMITTEE. The Company's Nominating Committee for the 1997 Annual Meeting consisted of Messrs. Boyer, Bugel and Stanton. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Company's Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The stockholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting". The Nominating Committee met on January 21, 1997.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Non-employee members of the Board of Directors of the Company currently receive an annual retainer fee of $1,000 and a fee of $400 for each Board meeting and a fee of $175 for each committee meeting attended. However, Directors of the Company do not receive Company Board meeting fees on dates when an Association Board of Directors meeting is held.

     Non-employee directors of the Association are currently paid an annual retainer of $16,800. Non-employee directors of the Association are also currently paid a fee of $175 for committee meetings attended and a fee of $400 for each special meeting of the Board of Directors attended. The Association also maintains one Director Emeritus position that is currently filled by Joseph
E. Bugel, the former Chairman of the Board of Directors who served with the Association from 1939 to 1988 and the father of Director Thomas E. Bugel. Mr. Bugel is paid an annual retainer of $6,000 and a fee of $400 for each Board of Directors meeting which he attends.

     INCENTIVE PLAN. Under the Incentive Plan maintained by the Company each member of the Board of Directors of the Company who is not an officer or employee of the Company or the Association received non-statutory stock options to purchase 20,000 shares of Common Stock at an exercise price of $12.75, the fair market value of the Common Stock on October 16, 1997, the date the option was granted (with Dividend Equivalent Rights attached, as discussed below), and stock awards for 10,000 shares of Common Stock (collectively "Directors' Awards"). The Dividend Equivalent Rights provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend (as defined in the Incentive
Plan) declared by the Company on shares of Common Stock subject to an option. The Directors' Awards initially granted under the Incentive Plan will vest over a five-year period, at a rate of 20% each year commencing on October 16, 1997, the first anniversary of the date of the grant. On or after March 26, 1997, the Board of Directors intends to amend the Directors' Awards to provide for acceleration of the vesting of such awards upon a change in control of the Company or the Association (as defined in the Incentive Plan). All unexercised options granted under the Incentive Plan expire 10 years following the date of grant. All Directors' Awards will immediately vest upon death or disability.

EXECUTIVE COMPENSATION

     The report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and the other executive officers of the Company. The disclosure requirements for these executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     COMPENSATION POLICIES. The policies and objectives of the Compensation Committee are designed to assist the Company in attracting and retaining qualified executives, to recognize individual contributions towards achieving strategic business initiatives and reward them for their achievement and to closely align the financial interests of the executive officers with those of its stockholders. In furtherance of these objectives, the Company and Association maintain a compensation program for executives officers which consists of both cash and equity based compensation.

     The Compensation Committee has discretion to recommend, relative to performance and peer group comparisons, the base salaries of the executive officers. The Compensation

Committee recommends the level of annual salary for the Chief Executive Officer and the President, generally based upon a review of the performance of the Chief Executive Officer and the President and the Company during the prior year and competitive data for that position. The Compensation Committee is then responsible for recommending the base salaries of the remaining executive officers.

     In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company and the Association adopted plans which reward the executives for delivering long-term value to the Company and the Association through stock ownership.

     The compensation package available to executive officers is composed of the following components:

     (i)   Base Salary;
     (ii)  Annual Cash Incentive Awards; and
     (iii) Long Term Incentive Compensation, including Option and Stock Awards.

     Messrs. Kish and Micenko have employment agreements which specify a minimum base salary and require an annual review of such salary. In addition, Messrs. Kish and Micenko and all other executive officers of the Company and the Association participate in other benefit plans available to all employees including the Association's Employee Stock Ownership Plan.

     BASE SALARIES. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executives' level of responsibility. The Compensation Committee has consulted surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in Pennsylvania and the Mid-Atlantic region. The surveys primarily used by the Committee were the 1995 SNL Executive Compensation Review and the 1995 America's Community Bankers Compensation Survey for Savings Institutions, which covers mutual and stock owned thrifts.

     Although the Compensation Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

     ANNUAL CASH INCENTIVE AWARDS. As discussed under Base Salaries, cash incentive awards are intended to be consistent with comparative practices of other comparable financial institutions and each executive officer's level of responsibility. Such awards are based on the Committee's subjective determinations of the executive officer's performance during the year in relation to the budgeted financial performance of the Company. During fiscal 1997, it is the intention of the Board of Directors to seek outside consultation advice to develop a more formal recognition and incentive program for annual cash incentive awards.

     LONG TERM INCENTIVE COMPENSATION. The Company maintains the Incentive Plan under which executive officers may receive grants and awards of Common Stock and options to purchase Common Stock of the Company. The Compensation Committee believes that stock ownership is a significant incentive in building shareholder value and aligning the interests of employees with shareholders. As approved by the Company's shareholders on October 16, 1996, all the executive officers received grants and awards of Common Stock and options to purchase Common Stock which have vesting periods of 20% per year beginning October 16, 1997. The exercise price of options granted was the market value of the Common Stock on the date of shareholder approval. The value of this component of compensation increases as the stock of the Company appreciates in value. The specific grants and awards for certain named executive officers are reflected in the Summary Compensation Table.

     CHIEF EXECUTIVE COMPENSATION. The base compensation of John M. Kish, Chairman and Chief Executive Officer of the Company for fiscal 1996 was a percentage of an annual base salary of $180,000 based upon the amount of time expended by Mr. Kish in his role as the Chairman of the Board and Chief Executive Officer of the Company. During fiscal 1996, Mr. Kish's compensation was $99,000. See the discussion under "Employment Agreements" for the formula used to determine Mr. Kish's annual base salary. In addition, Mr. Kish received a year-end cash bonus of $7,000.

     The base compensation of John G. Micenko, President of the Company and President and Chief Executive Officer of the Association, was $205,670, which represents a 3% increase over his 1995 base salary. In addition, Mr. Micenko received a year-end cash bonus of $7,000. Mr. Micenko was also awarded $50,000 in fiscal 1996 to restore pension benefits for the years 1994 and 1995 as a result of Internal Revenue Service limitations imposed in 1994.


                      COMPENSATION AND BENEFITS COMMITTEE

                              Darrell J. Hess
                              Thomas M. Stanton
                              David R. Wasik

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the American Stock Exchange Index and the SNL Thrift Index for the period beginning on March 26, 1996, the day the Company's Common Stock began trading, through December 31, 1996. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by SNL Securities, Inc., a data service provider for publicly traded financial institutions.

                            COMPARISON OF CUMULATIVE
                 TOTAL RETURN AMONG THE COMPANY, AMERICAN STOCK
                      EXCHANGE INDEX AND SNL THRIFT INDEX


                    [STOCK PERFORMANCE CHART APPEARS HERE]

                                         PERIOD ENDING
                                         -------------
                               3/26/96  6/30/96  9/30/96  12/31/96
                               -------  -------  -------  --------
GA Financial, Inc.              100.00   110.00   131.82    152.80
SNL Thrifts (All) Index         100.00   103.64   114.35    129.41
AMEX Market Index               100.00   101.23   104.94    116.35

     SUMMARY COMPENSATION TABLE.   The following table shows, for the years
ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and Association, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officers of the Company and the Association, and the Vice President and Treasurer of the Association, the highest paid executive officers of the Company and the Association, who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996 ("Named Executive Officers"). No other executive officer of the Company or the Association earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996.

------------------------------------------------------------------------------------------------------------------------------
                                                                                  LONG-TERM COMPENSATION
                                                                       ---------------------------------------
                                          ANNUAL COMPENSATION(1)                  AWARDS            PAYOUTS
                                    ---------------------------------  ---------------------------------------
                                                            OTHER                      SECURITIES
                                                            ANNUAL      RESTRICTED     UNDERLYING     LTIP       ALL OTHER
   NAME AND PRINCIPAL                                    COMPENSATION  STOCK AWARDS   OPTIONS/SARS   PAYOUTS    COMPENSATION
      POSITIONS (2)           YEAR  SALARY($)  BONUS($)      ($)(3)       ($)(4)         (#)(5)      ($)(6)       ($)(7)
------------------------------------------------------------------------------------------------------------------------------
John M. Kish,                 1996  $ 99,000   $ 7,000     $ 4,450       $393,900       #75,000       None         $     -
Chairman of the Board and     1995        --        --      20,625              -             -       None               -
Chief Executive Officer of
the Company and Chairman
of the Board of the
Association

John G. Micenko,              1996   205,670     7,000           -        722,150        95,000       None          98,066
Director and President of     1995   199,680    41,600           -              -             -       None           8,663
the Company and Director,     1994   192,000    32,000           -              -             -       None           8,678
President and Chief
Executive Officer of the
Association

Andrew R. Getsy,              1996   121,171     5,000           -        328,250        25,000       None          34,483
Vice President and Treasurer  1995   118,231    19,705           -              -             -       None           9,247
of the Association            1994   113,684    14,211           -              -             -       None           8,459

____________________
(1)  The column titled "Bonus" consists of board approved discretionary cash
     bonuses.   See "Compensation Committee Report on Executive Compensation."
(2) As of January 1, 1996, Mr. Kish was appointed Chief Executive Officer of the Company. Prior to his appointment as Chief Executive Officer, Mr. Kish served as the Chairman of the Board of the Association since 1990 and as a Director of the Association since 1983.
(3) For 1996, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock. For 1995, the Association had no restricted stock or stock related plans in existence. For Mr. Kish, such amounts represent Board of Directors fees paid in 1995 and the first quarter of 1996.
(4) Includes stock awards of 30,000, 55,000 and 25,000 shares granted to Messrs. Kish, Micenko and Getsy respectively, pursuant to the Incentive Plan during fiscal year 1996. The awards will vest in five equal annual installments commencing on October 16, 1997, the first anniversary of the effective date of the award. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon. All awards vest immediately upon termination of employment due to death or disability. As of December 31, 1996, the market value of the 30,00, 55,000 and 25,000 shares held by Messrs. Kish, Micenko and Getsy was $453,900, $832,150 and $378,250, respectively.
(5) Includes stock options granted to Messrs. Kish, Micenko and Getsy, respectively, pursuant to the Incentive Plan during fiscal year 1996. See "Option Grants in Last Fiscal Year" table for a discussion of options granted under the Incentive Plan.
(6) For 1994, 1995 and 1996, there were no payouts or awards under any long-term incentive plan.
(7) Other compensation includes a taxable fringe benefit group life insurance, employer contributions to the Association's 401(k) plan, contributions to the Association's non-qualified Supplemental Executive Retirement Plan the ("SERP"), and grants of common stock pursuant to the Association's ESOP. During fiscal 1996, Messrs. Kish, Micenko and Getsy received contributions of $ 0, $7,598 and $9,697, respectively, under the group life insurance. Contributions to Messrs. Kish, Micenko and Getsy during fiscal 1996 pursuant to the 401(k) plan and the SERP were $0, $2,359 and $1,410, respectively, and $0, $10,724 and $0, respectively. For fiscal 1996, Messrs. Kish, Micenko and Getsy were allocated 0, 1,810 and 1,545 shares of Common Stock, respectively, pursuant to the ESOP. Dollar amounts reflect market value ($15.13) as of December 31, 1996. For Mr. Micenko, amount also includes a $50,000 payment in fiscal 1996 pursuant to an agreement with the Association to restore pension benefits for the years 1994 and 1995. See "Executive Compensation."

COMPENSATION ARRANGEMENTS.

     EMPLOYMENT AGREEMENTS. The Association and the Company have entered into employment agreements with Messrs. Kish and Micenko (individually, the "Executive"). These employment agreements are intended to ensure that the Association and the Company will be able to maintain a stable and competent management base. The continued success of the Association and the Company depends to a significant degree on the skills and competence of Messrs. Kish and Micenko.

     The employment agreements provide for a three-year term for Messrs. Kish and Micenko. The Association employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Association may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Association after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The base salary of Mr. Kish is a percentage of an annual base salary of $185,400 based upon the amount of time expended by Mr. Kish in his role as the Chairman of the Board and Chief Executive Officer of the Company. It is currently expected that Mr. Kish's annual base salary for 1997 will be approximately $111,240. The current base salary for Mr. Micenko as President of the Company and President and Chief Executive Officer of the Association is $211,840. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination by the Association or the Company for cause as defined in the agreements at any time. In the event the Association or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Association and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Association or the Company; or (v) a breach of the agreement by the Association or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Association or the Company during the remaining term of the agreement. The Association and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Association or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Association and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the compensation reported in the Summary Compensation Table for 1996 in the case of Mr. Micenko and the projected base salary of $111,240 for Mr. Kish and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment Messrs. Kish and Micenko would receive severance payments in the amount of approximately $333,720 and $635,520, respectively.

     Payments under the employment agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Association.

     Payments to the Executive under the Association's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Association. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Association or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Association and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the employment agreements, the Association and the Company have entered into change in control agreements with Mr. Getsy and seven other executive officers (collectively, the "Executive"). Each change in control agreement provides for a two year term. Commencing on the date of the execution of the Company's change in control agreement, the term shall be extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the change in control agreement will end on the second anniversary of the date of notice. The Company's change in control agreement provides that at any time following a change in control of the Association or the Company (as defined in the agreement), if the Company terminates the Executive's employment for any reason other than cause, or if the Executive terminates his or her employment following demotion, loss of title, office or significant authority, a reduction in compensation, or relocation of the principal place of employment of more than 25 miles, the Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries or estate, as the case may be, would be entitled to a sum equal to two (2) times the Executive's annual compensation, including bonuses, cash and stock compensation and other benefits for the preceding twelve months. The Company would also continue the Executive's life, medical and disability coverage for twenty-four (24) full calendar months from the date of termination. The Association's change in control agreement is similar to that of the Company; however, any payments to the Executive under the Association's change in control agreement would be subtracted from any amount due simultaneously under the Company's change in control agreement. Payments to the Executive under the Association's change in aontrol agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Association. Based solely on the Compensation reported in the Summary Compensation Table for 1996 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment, Mr. Getsy and the other seven officers covered by the agreements would receive a severance payment in the amount of approximately $250,864 and $1.2 million, respectively.

     Payments under the change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Association.

     INCENTIVE PLAN. The Company maintains the Incentive Plan, which provides discretionary awards of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of Common Stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." The following table lists all grants of options under the Incentive Plan to the Named Executive Officers for fiscal 1996 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                  APPRECIATION FOR
                              INDIVIDUAL GRANTS                                      OPTIONS(1)
---------------------------------------------------------------------------    ---------------------
                     NUMBER OF
                     SECURITIES      % OF TOTAL
                     UNDERLYING     OPTION/SARS    EXERCISE OR
                      OPTIONS/       GRANTED TO    BASE PRICE
                    SARS GRANTED    EMPLOYEES IN       PER       EXPIRATION
NAME               (#)(2)(3)(4)(5)  FISCAL YEAR       SHARE       DATE(7)         5%         10%
                        (6)
-----------------  ---------------  ------------   -----------   -----------   --------   ----------
John M. Kish               75,000          14.24%       $12.75     10/16/06    $602,438   $1,520,438
John G. Micenko            95,000          18.04%       $12.75     10/16/06     763,088    1,925,888
Andrew R. Getsy            25,000           4.75%       $12.75     10/16/06     200,813      506,813

________________________________
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the Incentive Plan are exercisable in five equal annual installments commencing on October 16, 1997, provided, however, options will be immediately exercisable in the event the optionee terminates employment due to death or disability. In addition, on or after March 26, 1997, the Board of Directors intends to amend the option awards to provide for the acceleration of the vesting of such awards upon a change in control of the Company or the Association (as defined in the Incentive
     Plan).
(3)  The purchase price may be made in whole or in part in cash or Common Stock.
(4) Options include limited rights (SARs) pursuant to which the options may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(5) Options include an Equitable Adjustment Right (EAR), which provides that upon payment of an extraordinary dividend (as defined in the Incentive
     Plan), the Committee responsible for administering the Incentive Plan may adjust the number of shares and/or the exercise price of the options underlying the EAR, as the Committee deems appropriate.
(6) All options are intended to be Incentive Stock Options to the extent permissible under Section 422 of the Code.
(7)  The option term is ten years.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                       FISCAL YEAR-END OPTION/SAR VALUE

                             NUMBER                     UNEXERCISED
                         OF SECURITIES                  IN-THE-MONEY
                     UNDERLYING UNEXERCISED             OPTIONS/SARS
                          OPTIONS/SARS                 AT FISCAL YEAR-
      NAME          AT FISCAL YEAR-END(#)(1)            END($)(2)(3)
----------------   --------------------------  -----------------------------
                   EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
                   -----------  -------------  -----------     -------------
John M. Kish            --         75,000          --            $178,500
John G. Micenko         --         95,000          --            $226,100
Andrew R. Getsy         --         25,000          --            $ 59,500

____________________________________
(1) The options in this table have an exercise price of $12.75.
(2) The price of the Common Stock on December 31, 1996 was $15.13.
(3) Based on the market value of the underlying Common Stock at fiscal year end, minus the exercise price.

  RETIREMENT PLAN. The Association participates in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan, for its employees (the "Retirement Plan"). As discussed below, the Retirement Plan was modified as of July 1, 1996. The following table indicates the annual retirement benefit payable under the current terms of the Retirement Plan upon retirement at age 65 to those participants who were not participants in the Retirement Plan as of July 1, 1996 and who elect to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service expressed in the form of a ten year certain and life annuity. The benefits listed in the table below are based upon salary only and are not subject to any social security adjustment. The following table includes benefits under the current terms of the Retirement Plan together with any additional amounts received under the Association's non-qualified Supplemental Retirement Plan.


   HIGH-5         10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS
  AVERAGE         BENEFIT   BENEFIT   BENEFIT   BENEFIT   BENEFIT
COMPENSATION      SERVICE   SERVICE   SERVICE   SERVICE   SERVICE
------------      --------  --------  --------  --------  --------

  $ 20,000        $ 2,400   $ 3,600   $ 4,800   $ 6,000   $ 6,000
    30,000          3,600     5,400     7,200     9,000     9,000
    50,000          6,000     9,000    12,000    15,000    15,000
    75,000          9,000    13,500    18,000    22,500    22,500
   100,000         12,000    18,000    24,000    30,000    30,000
   150,000         28,000    27,000    36,000    45,000    45,000
   200,000         24,000    36,000    48,000    60,000    60,000
   250,000         30,000    45,000    60,000    75,000    75,000

________________
  (1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code is $160,000 for 1997.

  Effective July 1, 1996, in conjunction with the Association's adoption of a savings plan qualified under Section 401(k) of the Code (the "401K Plan") and the ESOP, the Association modified the Retirement Plan from a self-administered defined benefit plan with a 60 percent, High-3 formula and a 25 year target service minimum to a defined benefit plan with a 30 percent, High-5 formula and a 25 year target service minimum. As a result, participants in the Retirement Plan as of July 1, 1996 will effectively receive a benefit under the Retirement Plan equal to the greater of: (i) the amount of benefit payable under the Retirement Plan prior to modification or (ii) the amount of benefit payable under the terms of the modified terms of the Retirement Plan. The following table indicates the annual retirement benefit payable to participants upon retirement at age 65 who elect to receive their retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service, under the Retirement Plan prior to its modification. The benefits listed in the retirement tables are based upon salary only and are not subject to any Social Security adjustment. The table below sets forth estimated annual pension benefits for individuals at age 65 as of the June 30, 1996 accrued benefit date.


   HIGH-3         10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS
  AVERAGE         BENEFIT   BENEFIT   BENEFIT   BENEFIT   BENEFIT
COMPENSATION      SERVICE   SERVICE   SERVICE   SERVICE   SERVICE
------------      --------  --------  --------  --------  --------
  $ 25,000        $ 9,000   $12,000   $15,000   $15,000   $15,000
    50,000         18,000    24,000    30,000    30,000    30,000
    75,000         27,000    36,000    45,000    45,000    45,000
   100,000         36,000    48,000    60,000    60,000    60,000
   125,000         45,000    60,000    75,000    75,000    75,000
   150,000         54,000    72,000    90,000    90,000    90,000
   175,000         54,000    72,000    90,000    90,000    90,000
   200,000         54,000    72,000    90,000    90,000    90,000
   250,000         54,000    72,000    90,000    90,000    90,000

----------------
(1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code is $160,000 for 1997.

     The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 1996 for each Named Executive Officer.


                                CREDITED
                                SERVICE
                             --------------
                             YEARS   MONTHS
                             -----   ------
John M. Kish...............    *       *
John G. Micenko............   40       6
Andrew R. Getsy............   30      10

---------------
* Mr. Kish's participation in the Retirement Plan will commence in 1997.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Association's current policy provides that all loans made by the Association to its directors and executive officers ("insiders") are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Financial Institutions Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), subjected the Association to the restrictions of Section 22(g) and (h) of the Federal Reserve Act and Regulation O promulgated thereunder. Prior to FIRREA, the Association made loans to executive officers with discounted interest rates. Recent legislation has created an exception to this lending prohibition which allows the Association to extend the same lending terms to insiders as are widely available to all employees within certain limits.

     Set forth below is certain information as of December 31, 1996, with respect to loans made by the Association on preferential terms to executive officers of the Company and their affiliates which in the aggregate exceeded $60,000 at any time since January 1, 1996 plus any additional indebtedness of such persons to the Association. At the time of origination of the loans as set forth below, preferential loan rates were available for all full-time employees. The rates on such loans are equal to the Association's cost of funds rounded to the next quarter and such preferential interest rates remain in effect as long as the employee maintains full-time status.

                                                    LARGEST
                                                    AMOUNT         BALANCE    INTEREST
                                      MATURITY    OUTSTANDING       AS OF    RATE AS OF
                              DATE     DATE         SINCE         DECEMBER    DECEMBER    TYPE OF
NAME AND POSITION           OF LOAN   OF LOAN   JANUARY 1, 1996   31, 1996    31, 1996     LOAN
-------------------------  ---------  --------  ---------------   --------   ----------   --------
Lawrence A. Michael          7/6/87    8/1/17      $ 62,770       $ 61,291      6.25%     Mortgage
Secretary of the
 Company and Secretary
 and Vice President of
 the Association

Raymond G. Suchta            1/9/87    6/1/17       115,863        105,958      6.50%     Mortgage
Chief Financial Officer
 and Treasurer of the
 Company and Vice
 President of the
 Association

Wayne A. Callen            11/18/86    6/1/17       112,128        109,744      7.00%     Mortgage
Vice President of the
 Association

Eugene G. Hreha             8/27/80    9/1/10        69,080         66,501      8.50%     Mortgage
Vice President of the
 Association

     John M. Kish is a partner in the law firm of Kish, Kish and Yarsky (the "firm"), which acts as counsel to the Company and the Association. During 1996, the Company and the Association made payments to the firm for legal services totalling $34,315.


                    PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Company's independent auditors for the fiscal year ended December 31, 1996 were Coopers & Lybrand L.L.P. The Company's Board of Directors has reappointed Coopers & Lybrand L.L.P. to continue as independent auditors for the Association and the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders.

  Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

  UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

  To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Company at the address set forth in the Notice of Annual Meeting of Stockholders, not later than November 28, 1997. Any such proposal will be subject to Rule 14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

  The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the time originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

  Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

  A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO RAYMOND G. SUCHTA, CHIEF FINANCIAL OFFICER, GA FINANCIAL, INC., 4750 CLAIRTON BOULEVARD, PITTSBURGH, PENNSYLVANIA 15236.

                          By Order of the Board of Directors

                          /s/ Lawrence A. Michael

                          Lawrence A. Michael
                          Corporate Secretary


Pittsburgh, Pennsylvania
March 28, 1997


  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[X] PLEASE MARK VOTES          REVOCABLE PROXY
    AS IN THIS EXAMPLE        GA FINANCIAL, INC.


                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1997
                                  10:00 A.M.

  The undersigned hereby appoints the official proxy committee of the Board of Directors of GA Financial, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 30, 1997, at 10:00 a.m., at The Bradley House, 5239 Brownsville Road, Pittsburgh, Pennsylvania 15236, and at any and all adjournments thereof, as follows:

                                                   WITH-   FOR ALL
                                            FOR    HOLD    EXCEPT
1. The election as directors of all         [_]     [_]      [_]
   nominees listed (except as
   marked to the contrary below)

   JOHN M. KISH AND DARRELL J. HESS

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                                            FOR   AGAINST  ABSTAIN
2. The ratification of Coopers &            [_]     [_]      [_]
   Lybrand L.L.P., as independent
   auditors of GA Financial, Inc. for
   the fiscal year ending December
   31, 1997.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2, THE RATIFICATION OF AUDITORS.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.


Please be sure to sign and date
this Proxy in the box below.
____________________________________________________________
Date
____________________________________________________________


____________________________________________________________
Stockholder sign above         Co-holder (if any) sign above


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              GA FINANCIAL, INC.

_______________________________________________________________________________

  The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement dated March 28, 1997 and of the Annual Report to Stockholders.
   Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

_______________________________________________________________________________